UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2024

BJ'S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300
Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

(714) 500-2400

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 26, 2024, BJ’s Restaurants, Inc., a California corporation (the “Company”), announced its entry into a cooperation agreement (the “Cooperation Agreement”) with PW Partners, LLC (with its affiliates, “PW Partners”). The Company and PW Partners are each herein referred to as a “party.”

Effective upon execution of the Cooperation Agreement, PW Partners withdrew its notice of intent to (i) nominate director candidates for election to the board of directors of the Company (the “Board”) and (ii) bring a shareholder proposal at the 2024 annual meeting of shareholders.

Pursuant to the Cooperation Agreement, the Company engaged PW Partners to provide recommendations regarding cost structure and efficiencies to the Company and the Board. In consideration of the services provided by PW Partners, the Company will grant Patrick Walsh, the Managing Member and Chief Executive Officer of PW Partners, an award in the form of restricted stock units (“RSUs”), which shall vest six months following the date of the Cooperation Agreement, or earlier subject to certain customary conditions. The total number of awarded RSUs will be equal to $175,000 divided by the closing price of the Common Stock on the execution date of the Cooperation Agreement. Unless otherwise mutually agreed to in writing by each party, the Cooperation Agreement will remain in effect until six months after the execution of the Cooperation Agreement.

The Cooperation Agreement further provides, among other things, that until the Termination Date:

  PW Partners will be subject to customary standstill restrictions, including, among others, with respect to the acquisition of beneficial ownership of or otherwise having economic exposure up to a maximum ownership cap of nine and nine-tenths percent (9.9%) of the shares of Common Stock in the aggregate, proxy solicitation and related matters, extraordinary transactions and other changes, each of the foregoing subject to certain exceptions;

  PW Partners will vote all shares of Common Stock beneficially owned by it in accordance with the Board’s recommendations with respect to (i) the election, removal and/or replacement of directors of the Company and (ii) any other proposal submitted to shareholders, subject to certain exceptions relating to extraordinary transactions and recommendations made by Institutional Shareholder Services, Inc. or Glass Lewis & Co., LLC;

  each party agrees not to disparage or sue the other party, subject to certain exceptions; and

  the Company will reimburse certain of PW Partners’ out-of-pocket fees and expenses, provided that such reimbursement will not exceed $75,000 in the aggregate.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the Company’s entry into the Cooperation Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Cooperation Agreement, dated March 26, 2024, between BJ’s Restaurants, Inc. and PW Partners, LLC
99.1	Press Release, dated March 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ'S RESTAURANTS, INC.
(Registrant)

Date: March 27, 2024	By:	/s/ GREGORY S. LEVIN
Gregory S. Levin
Chief Executive Officer, President and Director